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                                                                    Exhibit 10.7
                              EMPLOYMENT AGREEMENT

      AGREEMENT made by and between US LEC Corp., 6801 Morrison Boulevard, Morrocroft III, Charlotte, North Carolina 28211 ("US LEC") and Francis J. Jules, Glencoe, Illinois, ("Employee").

      1. Employment and Duties. US LEC hereby agrees to employ Employee, and Employee hereby accepts such employment and agrees to perform the duties hereinafter set forth, effective as of December 18, 2001 (the "Employment Date"). Employee shall serve as the Chief Executive Officer of US LEC, responsible for the overall business and strategic planning and management control of US LEC, and with the duties, responsibilities and authority normally associated with the position of Chief Executive Officer, and as an officer of any of US LEC's subsidiaries or affiliates as the same may exist from time to time during the "Term" of this Agreement (as defined below) and shall be appointed as a member of US LEC's Board of Directors (the "Board") and nominated for reelection at each annual meeting of US LEC's shareholders during the Term of this Agreement at which his term as a director is due to expire. For purposes of this Agreement, "US LEC" shall mean US LEC Corp. and each of its subsidiaries and/or affiliated entities as the same may exist from time to time during the Term hereof. During the Term of this Agreement, Employee shall devote his entire working time and attention to the business of US LEC, and shall perform his duties in a diligent, effective and loyal manner.

      2. Signing Bonus/Compensation/Stock Options. US LEC shall compensate Employee for all services to be rendered by him pursuant to this Agreement in the following manner:

            (a) A signing bonus of $100,000 to be paid upon the signing of this Agreement.

            (b) A base salary of $500,000 per year, to be paid on a bi-weekly basis during the Term of this Agreement. The Board shall review at least annually, and may increase but not decrease, Employee's base salary, based upon the recommendations of its Executive Compensation Committee.

            (c) An annual incentive bonus for 2002 and each subsequent fiscal year of US LEC during the Term, in addition to Employee's base salary, the amount of which (up to 50% of Employee's base salary for the year ending December 31, 2002) shall be determined by the Board, in its discretion, on the recommendation of its Executive Compensation Committee.

            (d) Subject to approval by the Board, Employee shall be granted stock options to purchase an aggregate of 550,000 shares of Class A common stock of US LEC in accordance with US LEC's Omnibus Stock Option Plan, at an exercise price of $2.91 per share, under the following terms:

                  (i) Options for 100,000 shares to be vested and exercisable immediately on the Employment Date.

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                  (ii) Options for 150,000 shares to be vested and exercisable on each of the first, second and third anniversary dates of the Employment Date.

                  (iii) In the event of a "change of control" of US LEC (as such term is defined in US LEC's Omnibus Stock Option Plan), Employee will be entitled to immediate vesting of his stock options in accordance with the terms of such plan.

            (e) In the event the outstanding Class A common stock of US LEC is acquired for cash prior to December 31, 2002 at a per share price of between $5.00 and $5.64, and Employee's 550,000 options granted pursuant to Paragraph 2(d) above are being bought out for cash in the acquisition, Employee will receive a cash payment from US LEC equal to the amount by which $1,500,000 exceeds the product of 550,000 multiplied by the amount by which such per share price exceeds $2.91. For example, if US LEC is acquired for cash at a per share price of $5.25 prior to December 31, 2002, and Employee's 550,000 options are being bought out for cash in the acquisition, Employee would be entitled to receive a cash payment from US LEC in the amount of $1,500,000-550,000*($5.25-$2.91)=$213,000.

      3. Benefits. Employee shall be entitled to receive the following benefits, in each case subject to the applicable terms and conditions of US LEC's policies and procedures governing such benefits and the reimbursement of expenses:

            (a) During the Term of this Agreement, four weeks of paid vacation per year, or such greater period as may be approved from time to time by the Board; customary health and disability insurance and other benefits made available from time to time by US LEC to its executive employees generally; use of a company-provided vehicle; and reimbursement of tax and personal financial counseling and planning fees not to exceed $10,000 annually;

            (b) Reimbursement of reasonable, customarily accepted relocation costs, including brokerage fees and other closing costs on the sale of Employee's current principal residence and the purchase of a new principal residence in the Charlotte, North Carolina area, grossed up for applicable taxes;

            (c) Until the earlier of one year from the Employment Date or Employee's relocation to the Charlotte, North Carolina area (such relocation to occur as soon as is reasonably practical following the Employment Date), reimbursement for reasonable temporary housing costs in the Charlotte, North Carolina area together with reimbursement for coach class airfare and other reasonable travel expenses for Employee's weekly travel between his home in Glencoe, Illinois and Charlotte, North Carolina; and

            (d) Reimbursement for reasonable attorney fees in connection with the negotiation of this Agreement.

      4. Term. Unless terminated earlier pursuant to any of Paragraphs 5 through 9 or Paragraphs 11 or 12, this Agreement shall be effective for the period commencing on the Employment Date and ending on December 31, 2004 (the "Initial Term") and shall automatically renew for successive one year terms thereafter, unless terminated by either party by giving ninety (90) days' prior written notice to the other party of its intent to terminate this Agreement at the end


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of the Initial Term or any renewal term (the Initial Term, together with any renewal terms, the "Term").

      5. Termination by US LEC for Cause. US LEC may terminate Employee's employment hereunder "For Cause" during the Term hereof if:

            (a) Employee engages in conduct that constitutes a willful and material breach of this Agreement, and US LEC:

            (i) Notifies Employee that Employee is deemed in material breach of this Agreement;

            (ii) Specifies the conduct that constitutes such a breach; and

            (iii) Demands that Employee cease or cure such breach within 30 days following receipt of such notice;

            such termination to be effective automatically if the breach is not cured within such 30 day cure period; or

            (b) Employee is convicted of a crime that constitutes a felony under North Carolina law, such termination to be effective immediately upon notice from US LEC; or

            (c) Any lawsuit, arbitration or other action or proceeding is brought against US LEC or Employee by a former employer of Employee (or any successor to any of the businesses or assets of any such former employer) arising out of or related to US LEC's employment of Employee or Employee's violation or breach or alleged violation or breach of any agreement or obligation with a former employer by virtue of his employment with US LEC or any conduct taken by him during his employment with US LEC, such termination to be effective upon ten (10) days advance notice to Employee.

      Should Employee be terminated For Cause, then effective as of the date of termination, all unaccrued compensation and benefits to which Employee is entitled hereunder shall terminate and Employee shall immediately resign from the Board. In addition, if Employee is terminated For Cause pursuant to subparagraph (c) above within one (1) year of the Employment Date, the options granted to Employee pursuant to Paragraph 2(d) and all rights acquired by Employee thereunder shall be rescinded (including the delivery to US LEC of any shares of Class A common stock acquired by Employee upon the exercise thereof if then owned by Employee or the payment to US LEC of the amount realized by Employee upon the sale of such shares if not then owned by Employee, in each case in exchange for the payment to Employee by US LEC of the exercise price paid by Employee), and the provisions of Paragraph 2(e) (if applicable) shall be rescinded. Further, if US LEC terminates Employee For Cause pursuant to subparagraph (c) above within six (6) months of the Employment Date, Employee shall also repay to US LEC the amount of the signing bonus paid to him pursuant to Paragragh 2(a), net of all federal, state and local income and employment taxes paid by Employee with respect to such signing bonus.

      6. Termination by US LEC Without Cause. Employee's employment hereunder may be terminated during the Term hereof by US LEC at any time, without cause, upon 30 days advance


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notice. In such event, Employee shall be entitled to receive the applicable
Termination Payments described in Paragraph 10 below, and Employee shall resign from the Board effective immediately. A notice by US LEC to terminate this Agreement at the end of any Term in accordance with Paragraph 4 above shall be treated as a termination of Employee's employment by US LEC without cause.

      7. Termination by Employee Due to Change in Responsibilities. Employee may elect, upon ten (10) days advance notice to US LEC, to terminate his employment during the Term hereof if, in circumstances not involving a "Change of Control" (as defined below), Employee is removed from or not retained as a member of the Board or Employee makes a reasonable determination that the Board has significantly reduced his responsibilities, duties and authority as contemplated in Paragraph 1 hereof. If Employee terminates his employment pursuant to this Paragraph 7, Employee shall be entitled to receive the applicable Termination Payments described in Paragraph 10 below, and Employee shall resign from the Board effective immediately.

      8. Termination by Employee Due to a Change of Control. Employee may elect, upon ten (10) days advance notice to US LEC, to terminate his employment during the Term hereof if, after a "Change of Control" of US LEC (as defined herein), Employee is removed from or not retained as a member of the Board or makes a reasonable determination that he is unable to exercise the authority, responsibilities or duties contemplated in Paragraph 1 above. If Employee terminates his employment pursuant to this Paragraph 8, Employee shall be entitled to receive the applicable Termination Payments described in Paragraph 10 below, and Employee shall resign from the Board effective immediately. "Change of Control" is defined in Schedule 1 attached hereto, which Schedule is incorporated herein by reference.

      9. Termination by Employee Without Cause. Employee may elect, upon at least 30 days advance notice, to terminate his employment during the Term hereof for no reason. In such event, all unaccrued compensation and benefits to which Employee may be entitled hereunder shall be terminated as of the effective date of such termination and Employee shall resign from the Board effective immediately. In addition, if Employee terminates his employment pursuant to this Paragraph 9 within one (1) year of the Employment Date, the options granted to Employee pursuant to Paragraph 2(d) and all rights acquired by Employee thereunder shall be rescinded (including the delivery to US LEC of any shares of Class A common stock acquired by Employee upon the exercise thereof if then owned by Employee or the payment to US LEC of the amount realized by Employee upon the sale of such shares if not then owned by Employee, in each case in exchange for the payment to Employee by US LEC of the exercise price paid by Employee), and the provisions of Paragraph 2(e) (if applicable) shall be rescinded.

      10. Termination Payments.

            (a) In the event that Employee elects to terminate his employment pursuant to Paragraph 8 hereof, or is terminated by US LEC under Paragraph 6 hereof after a Change of Control or within 90 days prior to a Change of Control, Employee shall be paid an amount equal to his then-current annual base salary in a lump sum within 30 days following the effective date of such a termination and shall be provided the benefits described in subparagraph 10(c) below.

            (b) In the event that Employee is terminated by US LEC other than For Cause (and other than in circumstances described in subparagraph 10(a) above), or Employee elects to


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terminate his employment, in accordance with Paragraph 7 above, Employee shall be paid his then-current base salary on a monthly basis for one year following the effective date of either such event and shall be provided the benefits described in subparagraph 10(d) below.

            (c) Should Employee become entitled to the payment described in subparagraph 10(a) above, then Employee shall also be entitled to the following payments and benefits:

            (i) The amount of any bonus determined by the Board to be awarded to Employee but unpaid as of the effective date of termination shall be paid in full to Employee within 30 days following the effective date of termination;

            (ii) On the effective date of any such event of termination, all stock options that shall have been granted to Employee through such date under US LEC's Omnibus Stock Option Plan shall be deemed vested and fully exercisable on such date, in accordance with the other terms of such plan; and

            (iii) All life insurance coverages as may be in effect on the effective date of any such event of termination shall continue to be provided to Employee for one year following the effective date of termination.

            (d) Should Employee become entitled to the payments described in subparagraph 10(b) above, then Employee shall also be entitled to the following payments and benefits:

            (i) The amount of any bonus determined by the Board to be awarded to Employee but unpaid as of the effective date of termination shall be paid in full to Employee within 30 days following the effective date of termination;

            (ii) On the effective date of any such event of termination, all stock options that shall have been granted to Employee and are vested as of such date under US LEC's Omnibus Stock Option Plan shall be deemed fully exercisable on such date, in accordance with the other terms of such plan; and

            (iii) All life insurance coverages as may be in effect on the effective date of any such event of termination shall continue to be provided to Employee for one year following the effective date of termination.

      11. Disability. If US LEC determines in good faith that the Disability of Employee has occurred during the Term hereof (pursuant to the definition of Disability set forth below), US LEC shall have the right to terminate this Agreement upon ten (10) days advance notice to Employee. In such event, the Employee shall be entitled to receive the payments and benefits provided under Paragraph 2(b), Paragraph 2(c) (if awarded), Paragraph 2(e) (if applicable) and Paragraph 3(a) of this Agreement (except the use of a company-provided vehicle) for one year following the date on which he becomes disabled, less any payments received by Employee under the terms of the disability insurance provided by US LEC and covering Employee. For purposes of this Agreement, "Disability" shall mean the absence of Employee from Employee's duties with US LEC on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by US LEC or its insurers and


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acceptable to Employee or his legal representative (such agreement as to acceptability not to be withheld unreasonably).

      12. Death. In the event that Employee shall die during the Term hereof, this Agreement shall automatically terminate effective as of the date of Employee's death without obligation of US LEC to pay or provide any unaccrued compensation or benefits hereunder. Any payments or benefits accrued but unpaid as of the date of Employee's death shall be payable to Employee's estate.

      13. Covenant Not to Compete. Employee recognizes and agrees that, in his position as Chief Executive Officer, he will have contact with, or supervisory authority over other US LEC employees who will have contact with, all customers and prospective customers of US LEC, and further Employee will have access to all US LEC confidential and proprietary information. Employee further recognizes and agrees that US LEC's relationships with its customers are critical to US LEC's continued success. Therefore, in consideration of his initial employment with US LEC, the options granted to him, his employment for a stated term, and other benefits provided to him by US LEC, each of which constitutes separate and sufficient consideration for the provisions of this Paragraph 13, Employee hereby covenants and agrees that, during the period of his employment by US LEC and for one year following the effective date of Employee's termination of employment, regardless of the date, cause or manner of such termination:

            (a) Employee will not, directly or indirectly, for himself or on behalf of any other person, firm, entity, partnership or corporation, solicit, call upon or approach any Customer of US LEC for the purpose of
      (i) soliciting business from such Customer, (ii) providing to such Customer any products or services which are the same as or similar to those provided to Customers by US LEC, or (iii) encouraging such Customer to limit, reduce or cease doing business with US LEC. For purposes of this subparagraph (a) of this Paragraph 13, "Customer" shall include all existing customers of US LEC on the effective date of Employee's termination and all customers contacted or solicited by US LEC or Employee within twelve (12) months prior to the effective date of Employee's termination.

            (b) Employee will not, for himself or on behalf of any other person, firm, partnership or corporation, directly or indirectly, seek to persuade any director, officer, contractor, agent or employee of US LEC to discontinue that individual's status or employment with US LEC in order to become employed in any activity similar to or competitive with the business of US LEC, nor will Employee solicit or retain any such person for such purpose.

            (c) Employee will not, directly or indirectly, alone or as an employee, independent contractor of any type, partner, officer, director, creditor, stockholder or holder of any option or right to become a stockholder in any entity or organization, within the Restricted Territory (as defined below) do any of the following:

                  (i) engage in any business pertaining to the sale,
            distribution, manufacture, marketing, production or provision of products or services in material competition with any products or services produced, designed, manufactured, sold, distributed or rendered, as the case may be, by US LEC (a "Competitive Business");


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                  (ii) advance credit, lend money, furnish quarters or give
            advice to any person, corporation or business entity of any kind (other than US LEC) which is engaged in any Competitive Business;

                  (iii) ship, provide or cause to be shipped or provided or have any part in the shipping or provision of products or services produced, designed, manufactured, sold, distributed or rendered, as the case may be, by US LEC to any point within the Restricted Territory for the purposes of resale;

            provided, however, that nothing contained in this subparagraph (c) shall prevent Employee from owning up to 5% of the equity interests in a company.

                  For purposes of this subparagraph (c), the term "Restricted
            Territory" shall mean:

            (i) A sixty mile radius of the following: Philadelphia, Pa.; Pittsburgh, Pa.; Baltimore, Md.; Washington, DC; Richmond, Va.; Norfolk, Va.; Greensboro, NC; Raleigh, NC; Charlotte, NC; Charleston, SC; Atlanta, Ga.; Jacksonville, Fla.; Orlando, Fla.; Tampa, Fla.; Fort Myers, Fla; West Palm Beach, Fla.; Miami, Fla.; New Orleans, La.; Mobile, Ala.; Birmingham, Ala.; Memphis, Tenn.; Chattanooga, Tenn.; Nashville, Tenn.; Knoxville, Kty.; Louisville, Kty;

            (ii) A sixty mile radius of each city in which US LEC provides telecommunication services, whether existing as of the date of this Agreement or hereafter as a result of expansion, acquisition or otherwise;

            (iii) Any geographical area in the States of North Carolina, South
                  Carolina, Florida, Virginia, Tennessee, Georgia, Alabama, Pennsylvania, Louisiana, Kentucky, Maryland, and the District of Columbia in which US LEC conducts material telecommunications business;

            (iv) Any geographical area in any additional States in the United States in which US LEC conducts material telecommunications business during the Term hereof, whether as a result of expansion, acquisition or otherwise.

            (d) If any of the restrictions on competitive activities contained in this Paragraph 13 shall for any reason be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as to be enforceable to the extent compatible with applicable law as it shall then exist; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights and expectations.

      14. Trade Secrets and Confidential and Proprietary Information. Except as may be required by his employment hereunder, Employee will not at any time or in any manner, directly or


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indirectly, use, divulge, disclose or communicate to any person, firm, corporation, organization or entity any trade secrets or confidential or proprietary information of US LEC, including but not limited to information concerning matters affecting or relating to the services, marketing, contractual relationships, long range plans, products, processes, formulas, inventions, discoveries, devices, or other business of US LEC or of its customers. Employee will likewise hold inviolate and keep secret all knowledge or information acquired by him concerning the names of US LEC's customers, their addresses, the prices US LEC obtains or has obtained from them for its goods or services, all knowledge or information acquired by him concerning the products, formulas, processes, methods of manufacture and distribution and all other trade secrets or confidential information regarding US LEC's customers. In addition, Employee shall make no disclosure, directly or indirectly, of any financial information, contractual relationships, policies, past or contemplated future actions or policies of US LEC, personnel matters, marketing or sales data, technical data or specifications and written or oral communications of any sort of US LEC or any of its customers which have not previously been disclosed to the general public with US LEC's consent or without first obtaining the consent of US LEC for such disclosure. Upon the expiration or any termination of this Agreement or of Employee's employment, Employee or his representatives shall immediately deliver to US LEC all notes, notebooks, letters, papers, drawings, memos, communications, blueprints and other property, documents, writings or data relating to the business of US LEC or its customers.

      15. Injunctive Relief. Because Employee shall acquire by reason of his employment and association with US LEC an extensive knowledge of US LEC's trade secrets, customers, procedures, and other confidential and proprietary information, the parties hereto recognize that in the event of a breach or threat of breach by Employee of the terms and provisions contained in Paragraph 13 or 14, compensation alone to US LEC would not be an adequate remedy. Therefore, it is agreed that in the event of a breach or threat of a breach of the provisions of Paragraph 13 or 14 by Employee, US LEC shall be entitled, in addition to provable damages, to an immediate injunction from any court of competent jurisdiction restraining Employee from committing or continuing to commit a breach of such provisions, without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties relating to such breach or threatened breach have been finally resolved by settlement or by a court of law. Employee hereby waives any right he may have to require US LEC to post a bond or other security with respect to seeking, obtaining, or continuing any such injunction or temporary restraining order.

      16. Absence of Restrictions. Except as otherwise disclosed to US LEC, Employee represents and warrants that he is not prevented or restricted from entering into an employment relationship with US LEC by any agreement with or obligation to any person, firm or entity or by any other disability or restraint, including, but not limited to, the order, judgment or decree of any court or governmental agency. Employee further agrees that during his employment with US LEC:

            (a) Employee will not disclose to another US LEC employee or agent any trade secrets or proprietary information belonging to Employee's former employers, businesses or other person or entity that he is not specifically and expressly permitted to disclose by that employer, business, person or entity;

            (b) Employee will not use or disclose in performing his duties as a US LEC employee any trade secrets or proprietary information belonging to a former employer, business or


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other person or entity that he is not specifically and expressly permitted to use or disclose by that employer, business, person or entity; and

            (c) Employee will make sure that he has not retained any property belonging to his former employers or businesses that he has not been given specific permission to retain by the former employer or business.

      Employee also specifically acknowledges and agrees to adhere to US LEC's policy encouraging all of its employees to comply with any legally binding restrictive covenants they have in agreements with former employers or businesses.

      17. General Terms

            (a) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, and their permitted successors and assigns.

            (b) Assignment. This Agreement may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other party; provided that any successor to all or substantially all of the business and/or assets of US LEC (whether direct or indirect, by purchase, merger, consolidation or otherwise) will be required, without the consent of Employee, to assume and agree to perform this Agreement in the same manner and to the same extent that US LEC would have been required to perform if no such succession had taken place.

            (c) Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understanding, memoranda or other written or oral agreements between them respecting the within subject matter, including without limitation the offer letter from US LEC to Employee dated October 2, 2001. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement which are not fully expressed herein.

            (d) Modifications; Waiver. Any modification or waiver of this Agreement must be in writing and signed by both parties to be effective. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or the rights or obligations of either party hereunder.

            (e) Partial Invalidity. If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            (f) Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, (ii) on the third day following delivery to the U.S. Postal Service as certified mail, return receipt


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requested and postage prepaid, or (iii) on the first day following delivery to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested. Any such notice or communication shall be delivered or directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to the other party in accordance with the provisions of this subparagraph.

                     Notice to US LEC shall be sent to:

                     US LEC Corp.
                     6801 Morrison Boulevard
                     Morrocroft III
                     Charlotte, NC 28211
                     Attn:  Secretary

                     Notice to Employee shall be sent to:

                     Francis J. Jules
                     at his last address filed with US LEC

                     With a copy to:

                     Mayer, Brown & Platt
                     190 South LaSalle Street
                     Chicago, IL  60603
                     Attn:  Herbert W. Krueger

            (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

            (h) Arbitration. In the event that any disagreement or dispute should arise between the parties hereto with respect to this Agreement, then such disagreement or dispute shall be submitted to arbitration in Charlotte, North Carolina in accordance with the rules then pertaining to the American Arbitration Association with respect to commercial disputes; provided, however, that this provision will not affect or limit US LEC's right to seek and obtain temporary, preliminary and permanent injunctive relief for Employee's violation of Sections 13 or 14 of this Agreement (or any part thereof) in a court of law. Judgment upon any arbitration award may, after its rendering, be entered in any court of competent jurisdiction by either party. After any demand for arbitration pursuant to this Agreement and prior to any scheduled arbitration date, either party to such arbitration proceedings shall be entitled to discovery according to the provisions and within the time limits prescribed in Rule 34 and Rule 26(c)of the North Carolina Rules of Civil Procedure with respect to all materials and records in the possession of either party hereto, or in the possession of others, which are relevant to the matter or matters to be arbitrated.

            (i) Jurisdiction and Venue. In the event that any legal proceedings are commenced in any court with respect to any matter arising under this Agreement, the parties hereto specifically consent and agree that:


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                  (i) the courts of the State of North Carolina and/or the
            United States Federal Courts located in the State of North Carolina shall have exclusive jurisdiction over each of the parties hereto and over the subject matter of any such proceedings; and

                  (ii) the venue of any such action shall be in Mecklenburg
            County, North Carolina and/or the United States District Court for the Western District of North Carolina, Charlotte, North Carolina.

            (j) Effect of Termination. Unless otherwise specifically agreed in writing, the terms of Paragraphs 13, 14, 15, 16 and 17 shall survive any termination, cancellation, repudiation or rescission of this Agreement, and under such circumstances US LEC or Employee, as the case may be, may continue to enforce such terms as if this Agreement were otherwise in full force and effect.

            (k) Gender. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms and the singular of nouns, pronouns and verbs shall include the plural and vice versa.

            (l) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one and the same instrument.

            (m) Headings. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 18th day of December, 2001.

                                       US LEC CORP.

                                       By: /s/ Richard T. Aab
                                           -------------------------------
                                       Title:   Chairman
                                             -----------------------------


                                       EMPLOYEE:

                                              /s/ Francis J. Jules
                                       -----------------------------------
                                       Francis J. Jules


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                                                                    Exhibit 10.7

                                   Schedule 1
                             To Employment Agreement

                                   Definitions

      For purposes of this Agreement, the following terms shall have the meanings given below:

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

      A Person shall be deemed to have "Beneficial Ownership" of any securities:

            (a) that such Person or any of such Person's affiliates or associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) directly or indirectly owns; or

            (b) that such Person or any of such Person's affiliates or associates, directly or indirectly, has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether written or oral (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, warrants, options, or other similar rights; (ii) the sole right or shared right to vote or dispose (including any such right pursuant to any agreement, arrangement or understanding, unless arising from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made in accordance with the rules and regulations promulgated under the Exchange Act); or (iii) "beneficial ownership" (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act).

      The phrase "then outstanding," when used with reference to the Beneficial Ownership of securities of a corporation by any Person, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding of which such Person would be deemed to have Beneficial Ownership hereunder.

      "Change of Control" means:

            (a) The acquisition by any Person of Beneficial Ownership of 50% or more of either (i) the then outstanding shares of common stock of US LEC (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of US LEC entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of
      Control: (A) any acquisition directly from US LEC, (B) any acquisition by US LEC, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by US LEC, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or

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      consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition of Change of Control are satisfied;

            (b) Individuals who, as of the date hereof, constitute US LEC's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of US LEC's Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by US LEC's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than US LEC's Board of Directors;

            (c) Completion by US LEC of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Common Stock, and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (d) Completion by US LEC of (i) a complete liquidation or dissolution of US LEC or (ii) the sale or other disposition of all or substantially all of the assets of US LEC, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and
      (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of US LEC.


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